Tidal ETF Trust II 485BPOS

Exhibit 99.(h)(ii)(3)

THIRD AMENDMENT TO THE

FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT effective as of the last date on the signature block, to the Fund Sub-Administration Servicing Agreement (the “Agreement”) dated as of July 7, 2022, as amended, is entered into by and between TIDAL ETF SERVICES LLC (the “Company” or “Tidal”), with respect to Tidal ETF Trust II, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended to add the following funds:

●	REX Short MSTR ETF
●	REX Short COIN ETF
●	REX Short GME ETF
●	REX Short AMC ETF
●	REX Short PTON ETF
●	REX Short TLRY ETF
●	REX Short NKLA ETF
●	REX Short HOOD ETF
●	REX Short BYND ETF
●	REX Short PENN ETF
●	Nicholas Fixed Income Alternative ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.             Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

(SIGNATURES ON NEXT PAGE)

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST II	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Amended Exhibit A to the
Fund Sub-Administration Servicing Agreement
Fund Names

Separate Series of Tidal ETF Trust II

Name of Series
Carbon Collective Climate Solutions U.S. Equity ETF
YieldMax ARKK Option Income ETF
YieldMax KWEB Option Income ETF
YieldMax GDX Option Income ETF
YieldMax XBI Option Income ETF
YieldMax TLT Option Income ETF
YieldMax AAPL Option Income ETF
YieldMax AMZN Option Income ETF
YieldMax BRK.B Option Income ETF
YieldMax COIN Option Income ETF
YieldMax META Option Income ETF
YieldMax GOOG Option Income ETF
YieldMax NFLX Option Income ETF
YieldMax NVDA Option Income ETF
YieldMax SQ Option Income ETF
YieldMax TSLA Option Income ETF
Senior Secured Credit Opportunities ETF
Meet Kevin All In ETF
Meet Kevin Select ETF
Meet Kevin Moderate ETF
REX Short MSTR ETF
REX Short COIN ETF
REX Short GME ETF
REX Short AMC ETF
REX Short PTON ETF
REX Short TLRY ETF
REX Short NKLA ETF
REX Short HOOD ETF
REX Short BYND ETF
REX Short PENN ETF
Nicholas Fixed Income Alternative ETF